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                                   EXHIBIT 4.1


                    UNIT SUBSCRIPTION AND SECURITY AGREEMENT

      THIS UNIT SUBSCRIPTION AND SECURITY AGREEMENT (this "AGREEMENT") is entered into as of September 3, 2002 by and among On2 Technologies, Inc., a Delaware corporation (the "COMPANY"), and Abanat Limited, a British Virgin Islands corporation ("ABANAT"), Steve Simpson, an individual ("Simpson"), Robert Bears Sr., an individual ("Bears Sr."), Robert Bears, Jr., an individual ("Bears Jr."), Stephen D. Klein, an individual ("Klein") and Jack
L. Rivkin, an individual ("Rivkin") (collectively, Abanat, Simpson, Bears Sr., Bears Jr., Klein, Rivkin shall be referred to as the "INVESTORS" and individually each of the Investors shall be referred to as an "INVESTOR"). Certain capitalized terms used in this Agreement without definition shall have the meanings given them in Section 9 hereof.

      In consideration of the mutual promises, representations, warranties and covenants set forth in this Agreement, the parties to this Agreement agree as follows:

      1. Purchase and Sale of Units.

            (a) The Company has duly authorized for sale, issue and delivery to the Investors of up to an aggregate of $650,000 principal amount of Series A Secured Convertible Debentures due 2006 (the "DEBENTURES"), substantially in the form attached hereto as Exhibit B and convertible as provided therein into shares of the Company's Common Stock, $0.01 par value per share (the "COMMON STOCK"). The Company has further authorized for sale, issue and delivery to the Investors warrants (the "WARRANTS") to acquire Common Stock during the period ending five years after the date of issuance thereof. The form of the Warrant is attached to this Agreement as Exhibit C.

            (b) Subject to the terms of this Agreement, the Investors agree to purchase, and the Company agrees to sell to the Investors, an aggregate of 65 Units. Each unit (a "Unit") consists of: (i) $10,000 principal amount of Debentures and (ii) one Warrant to purchase 20% warrant coverage shares of Common Stock (rounded to the nearest whole share). The aggregate purchase price to be paid by the Investors for the Units shall be $650,000 ("AGGREGATE COMMITMENT").

            (c) On the date hereof (the "CLOSING DATE"), the Company shall deliver to the Investors the number of Units (consisting of Debentures and Warrants) set forth next to each Investor's name on Exhibit A hereto, in all cases against delivery to the Escrow Agent (as defined below) by the Investors by wire transfers of immediately available funds of the purchase price of the Units being purchased by the Investors of the amount set forth next to each Investor's name on Exhibit A.

      2. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to, and confirms the agreement with, the Company, jointly and not severally as follows:

            (a) Each Investor is acquiring the Debentures and the Warrants that comprise the Units (the "SECURITIES") for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within
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the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). By executing this Agreement, each Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any such person or to any third person, with respect to the Securities.

            (b) Each Investor understands that (i) the Securities have not been registered under either the Securities Act or the securities laws of any state of the United States by reason of specific exemptions therefrom, (ii) the Securities must be held by the Investors indefinitely, and, therefore, the Investors must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the securities laws of any applicable state or is exempt from such registrations;
(iii) each certificate that represents the Securities will be endorsed with legends as required by the Investors' Rights Agreement; and (iv) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied.

            (c) Each Investor has been furnished with such materials and has been given access to such information relating to the Company as such Investor or the Investor's qualified representative has requested. Each Investor has been afforded the opportunity to ask questions regarding the Company and the Securities as it has found necessary to make an informed investment decision. Each Investor has been solely responsible for its own due diligence investigation of the Company and its business, for its own analysis of the merits and risks of its investment made pursuant to this Agreement and for its own analysis of the terms of its investment.

            (d) Each Investor is in a financial position to hold the Securities and is able to bear the economic risk and withstand a complete loss of the Investor's investment in the Securities. Each Investor recognizes that the Securities involve a high degree of risk. Each Investor understands and acknowledges that there can be no assurance that the Company will be able to meet its projected goals and that the Company will need significant additional capital to be successful, which capital may not be available readily.

            (e) Each Investor acknowledges hereby that it has been advised to obtain and has obtained, to the extent such Investor deems necessary, professional (including legal) advice with respect to the risks inherent in the investment in the Units, the condition of the Company, the suitability of the investment in the Units in light of such Investor's condition and investment needs, and the terms and conditions of this Agreement and documents relating to the investment in the Units. Each Investor, either alone or with the assistance of such professional advisors, is a sophisticated Investor, is able to fend for itself in the transaction contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment in the Units.

            (f) The investment in the Units is suitable for each Investor based upon that Investor's investment objectives and financial needs, and such Investor has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity of the investment with respect to the Units. Each Investor's overall commitments to investments that are illiquid or not readily marketable are not disproportionate to the Investor's


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net worth, and investment in the Units will not cause such overall commitment to become excessive.

            (g) Each Investor represents that the Debenture is being acquired for investment and that it will not offer, sell or otherwise dispose of the Debentures or the shares of Common Stock issuable upon conversion thereof except pursuant to registration under the Securities Act or pursuant to an available exemption from registration and under circumstances which will not result in a violation of the Securities Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities. Each Investor further agrees that it will not engage in hedging transactions with regard to the Debenture or the shares of Common Stock issuable upon conversion thereof unless in compliance with the Securities Act. Each Investor represents and agrees that neither it, nor any of its affiliates, nor any person acting on its or their behalf has engaged or will engage in any direct selling efforts with respect to the shares of Common Stock.

            (h) Each Investor also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor (as that term is defined by Regulation S) with respect to the distribution of the shares of Common Stock, except with the prior written consent of the Company. Each Investor acknowledges that the Company is not obligated to take any action that will permit the offer or sale of the shares of Common Stock or the distribution of any offering memorandum or any other offering material relating to the shares in any non-U.S. jurisdiction where action for that purpose is required and the Company will have no responsibility with respect to the right of any person to offer or sell shares or distribute any offering memorandum or any other offering material relating to the shares in any non-U.S. jurisdiction. Each Investor represents and agrees that it will obtain any consent, approval or authorization required for it to offer or sell shares of Common Stock, or to distribute any offering memorandum or any other offering material relating to the shares, under the law or regulations of any jurisdiction where it proposes to make offers or sales of shares, or to distribute any offering memorandum or any other offering material relating to the shares.

            (i) The execution, delivery, and performance by each Investor of this Agreement and each other Transaction Document have been duly authorized by all necessary actions of each Investor. Each Investor has duly and validly executed and delivered this Agreement and each other Transaction Document, and this Agreement and each other Transaction Document constitutes a valid, binding, and enforceable obligation of each Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (j) Accredited Investor. Each Investor is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

      3. Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached hereto as Schedule A, which has been delivered to the Investors prior to the Investors's execution hereof, the Company represents and warrants to the Investors as follows:


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            (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and as proposed to be conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect. Each of the subsidiaries of the Company (the "SUBSIDIARIES") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and as proposed to be conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect on the business condition of such subsidiary.

            (b) Company Capital Structure and Ownership. The authorized capital stock of the Company on the date hereof consists of 100,000,000 shares of Common Stock of which 55,802,118 shares are issued and outstanding and 20,000,000 shares of preferred stock, par value $0.01 per share, of which 400,000 shares of Series A Preferred Stock are issued and outstanding, 377,358 shares of Series C-II Preferred Stock are issued and outstanding, 18,490,057 shares of Series C-IV Preferred Stock are issued and outstanding, 4,099,678 shares of Series C-V Preferred Stock are issued and outstanding and 3,571,429 share of Series C-VI Preferred Stock are issued and outstanding. All outstanding shares of the Common Stock are validly issued, fully paid, and nonassessable, are not subject to any preemptive rights and were issued in compliance with applicable state and federal laws regarding the issuance of securities. Except as set forth in the Company's consolidated quarterly financial statements as of June 30, 2002 (the "2000 FINANCIAL STATEMENTS"), including the notes thereto, and except as set forth on the Schedule of Exceptions, there are no options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which the Company is a party or by which the Company may be bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. The Company does not have outstanding any bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of the Common Stock on any matter. The Company has not received any notice from the Amex questioning or threatening the continued inclusion of the Common Stock on such market.

            (c) Authority. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transaction contemplated herein and therein, and for the authorization, issuance and delivery of the Debentures and the Warrants have been taken or will be taken prior to the Closing. This Agreement and the other Transaction Documents are the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance and injunctive relief or


                                     - 4 -
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other equitable remedies. The execution, delivery and performance by the Company of the Transaction Documents and compliance herewith and therewith and the sale and issuance of the Debentures and the Warrants (a) will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under the Company's Certificate of Incorporation or Bylaws, each as amended or any Federal, state or local statute, rule, regulation or other law (collectively, "LAWS"); (b) do not and will not
(i) conflict with, contravene, result in any violation or breach of or default under any material contract (with or without the giving of notice or the lapse of time or both), (ii) create in any other person or entity a right or claim of termination or amendment of any material contract, or (iii) require modification, acceleration or cancellation of any security issued by such person or entity in any material agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such person or entity or its property is bound, or any amendment of any of the foregoing (collectively, "CONTRACTUAL OBLIGATIONS"); and
(c) do not and will not (other than pursuant to the Transaction Documents) result in the creation of any mortgage, deed of trust, pledge, hypothecation, assignment, lien (statutory or otherwise), charge, claim, restriction or preference, security interest or preferential arrangement or any other encumbrance (or obligation to create a lien) of any kind or nature
(collectively, "LIENS") against any property, asset or business of the Company or the suspension, revocation, impairment, forfeiture or non renewal of any material permit, license, authorization or approval applicable to the Company, or its businesses or operations or any of its assets or properties. No shareholder has any preemptive rights or rights of first refusal by reason of issuance of the Units.

            (d) SEC Matters. The Company has made available to the Investors a true, correct, and complete copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, and its Quarterly Report on Form 10-QSB for the quarters ended March 31, 2002 and June 30, 2002, as filed with SEC (collectively, the "COMPANY SEC REPORTS"). As of their respective filing dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the SEC and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading. The financial statements (including the notes thereto) included in the Company SEC Reports complied as to form in all material aspects with the published rules and regulations of the SEC. Since June 16, 1999, the Company has filed all required reports, schedules, forms, statements and other documents with the SEC as and when any such documents were required to be filed and no Company SEC Reports were filed after the filing deadline therefor (after giving effect to all extensions) or otherwise in an untimely manner. The Company has not provided to the Investors any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

            (e) Authorization. The execution and delivery by the Company of this Agreement and each other Transaction Document, the performance by the Company of its obligations hereunder and thereunder, and the issuance to the Investors of the Debentures, the Warrants and the shares of Common Stock underlying the Debentures and the Warrants (the "UNDERLYING COMMON STOCK"), as herein provided, have been duly authorized by all necessary corporate action of the Company. When issued upon due conversion of the Debentures, the


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shares of Underlying Common Stock into which the Debentures are convertible will be validly authorized and, when issued upon the conversion of the Debentures, will be fully paid and nonassessable. When issued upon due exercise of the Warrants and upon payment of the exercise price thereunder as required by the Warrants, the shares of Underlying Common Stock that underlie the Warrants will be validly authorized, duly issued and fully paid and nonassessable shares of the Company. To the Company's knowledge, all outstanding shares of capital stock of the Company have been issued in compliance with all applicable federal and state securities laws. To the Company's knowledge, other than the agreements set forth in the Schedule of Exceptions, there are no voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements or proxies relating to any capital stock of the Company.

            (f) Compliance with Laws. Neither the Company nor any of its Subsidiaries has violated any Requirement of Law (as defined below), which violation would reasonably be expected to have a Material Adverse Effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries has received notice of any such violation. "REQUIREMENT OF LAW" means, with respect to the Company or any Subsidiary, its articles or certificate of incorporation, formation or organization, partnership or operating agreements and bylaws or other organizational or governing documents, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority (as defined below), in each case applicable to or binding upon the Company or any of its Subsidiaries or any of its or their property or to which the Company or any Subsidiary or any of its or their property is subject or pertaining to any or all the transactions contemplated or referred to herein. "GOVERNMENTAL AUTHORITY" means the government of any country where the Company conducts business or any state, county or parish, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            (g) Governmental Approvals; Consents. Other than as set forth on the Schedule of Exceptions, except for filings required to be made with any Governmental Authority or Person (as defined below) that governs the Investors, the Company is not required to obtain any order, consent, approval or authorization of, or make any declaration or filing with, any Governmental Authority or other Person (as defined below) in connection with (i) the negotiation, execution, delivery and performance of this Agreement or any of the other Transaction Documents, (ii) the offer, issuance, sale and delivery to the Investors of the Units, or (iii) the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents. "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            (h) Litigation. Except as disclosed in the Company SEC Reports or the Schedule of Exceptions, there is no action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department,


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commission, board, bureau agency or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed in the Company SEC Reports, there is no material action or suit by the Company or any Subsidiary pending or threatened against others. The Company and each of its Subsidiaries have all necessary permits, licenses and other authorizations required to conduct their respective businesses as conducted and as proposed to be conducted, except where the failure to obtain any such permit, license or authorization could not reasonably be expected to have a Material Adverse Effect. The Company has complied in all material respects with all laws, rules and regulations (including, without limitation, laws relating to employment, including wages, hours, equal opportunity, collective bargaining, payment of social security and other taxes, and ERISA), and any orders, injunctions and decrees applicable to it, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect.

            (i) Tax Matters. The Company has filed all tax returns and reports, federal, state, county and local, required to be filed by it, and these returns and reports are true and correct in all material respects, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation, all taxes which the Company is obligated to withhold from amounts owing to creditors and third parties. The Company has withheld or collected from each payment made to each of its employees, in all material respects, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected there from, and has paid the same to the proper tax receiving officers or authorized depositories. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county and local taxes is pending or, to the Company's knowledge threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

            (j) Corporate Power. The Company has or will have at the Closing all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents, sell and issue the Debentures and the Warrants and to carry out and perform its obligations under the terms of the Transaction Documents.

            (k) Outstanding Debt. The Company has no outstanding indebtedness for borrowed money and is not a guarantor or indemnitor or otherwise contingently liable for any indebtedness for borrowed money (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds or otherwise invest in any debtor or otherwise to insure any creditor against loss). There exists no material default under the provisions of any instrument evidencing any such indebtedness or otherwise or of any agreement relating thereto.

            (l) Material Contracts and Other Commitments. The Company has satisfied in full or provided for all of its liabilities and obligations under each material contract requiring


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performance prior to the date hereof in all material respects, and is not in default under any of them, nor, to the actual knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute such a default. To the actual knowledge of the Company, no other party to any such material contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. No approval or consent of any person or entity is needed for all of the material contracts to continue to be in full force and effect.

            (m) Stockholders, Directors and Officers: Conflict of Interest. The Company is not currently indebted to its officers or directors other than for travel, and other similar expenses that are advanced and reimbursed in the ordinary course of business. To the Company's knowledge, none of the officers or directors or significant employees or consultants of the Company, or their respective relatives, (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person or entity that is, or is engaged in business as, a competitor, lessor, lessee, distributor, sales agent or customer of, or lender to or borrower from, the Company; or (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company uses in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

            (n) Title to Properties; Liens and Encumbrances. The Company has good and marketable title to its tangible properties and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, security interest, conditional sale agreement, encumbrance or charge, except (i) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, or (ii) possible minor liens or encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise than in the ordinary course of business of the Company.

            (o) Franchises and Other Rights. The Company has all material franchises, permits, and other similar authority necessary for the conduct of its business. The Company has not received any notice of infringement upon or conflict with the asserted rights of others and is not aware of any threats of such a claim or assertion. Reasonable security measures have been taken by the Company to protect the secrecy, confidentiality and value of the Company's confidential, proprietary information. The Company owns or possesses adequate licenses or other rights to use and license its customers the right to use (in the manner and to the extent presently or proposed to be used or licensed) all material patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know-how (collectively, "INTELLECTUAL PROPERTY") currently or proposed to be used in its business, except the possibility exists that other persons or entities may have developed trade secrets or technical information similar or identical to those of the Company or filed patent, trademark or copyright applications or registrations. No claim is pending or, to the knowledge of the Company threatened, to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. None of the Intellectual Property that the Company owns or purports to own is subject to any outstanding judgment or contract restricting the use thereof by the Company.

            (p) Compliance With Other Instruments. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws nor any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject and a violation of which, in all cases, would have a Material Adverse Effect. The Company is not in violation of, or in default under, any franchise, permit, license, authorization or approval that is material to the Company.

            (q) Labor Agreements and Actions. The Company is not bound by or subject to (and none of its material assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a Material Adverse Effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees.

            (r) Environmental and Safety Laws. The Company is not in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. The Company has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in material violation of any of the applicable Environmental Laws (as defined below) in connection with the operation of its business or otherwise. For the purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean any federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. For purposes of this Agreement, the term "HAZARDOUS SUBSTANCES" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under the Environmental Laws.

            (s) Minute Books. The minute book of the Company contains minutes of all official meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since June 16, 1999 and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

            (t) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Documents or on the Schedule of Exceptions. Except as set forth in the SEC Documents or on the Schedule of Exceptions, neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since the date of the December 31, 2001 Form 10-KSB, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

            (u) Securities Act. Subject to the accuracy of the Investors' representations in Section 2, the offer, sale, and issuance of the Debentures and the Warrants in conformity with the terms of this Agreement constitute transactions exempt from the registration requirement of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT"). No form of general solicitation or general advertising was used by the Company, or its representatives in connection with the offer or sale of the Debentures and the Warrants.

            (v) Insurance. Except as disclosed in the Company SEC Reports, the Company carries or will have the benefit of insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

            (w) Foreign Corrupt Practices Act. The Company has not taken any action which would cause it to be in material violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder.

            (x) No Undisclosed Events or Circumstances. Since the date of the financial statement contained in the most recently filed Form 10-Q or Form 10-K, whichever is most current, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

            (y) Use of Proceeds. The proceeds from the sale of the Units will be used by the Company and its subsidiaries for general corporate purposes.

            (z) Acknowledgment Regarding Investors's Purchase of Units. The Company acknowledges and agrees that the Investors are acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investors are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investors or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investors' purchase of the Units. The Company further represents to the Investors that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its own representatives and counsel

            (aa) Absence of Certain Developments. Except as provided in SEC Reports or on the Schedule of Exceptions, since the date of the financial statement contained in the most recently filed Form 10-QSB or Form 10-KSB, whichever is most current, neither the Company nor any subsidiary has:

            (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

            (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of he Company's or such subsidiary's business;

            (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

            (iv) declared or made any payment or distribution of cash or other property to a stockholder with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

            (v) sold, assigned or transferred any other tangible assets, or cancelled any debts or claims, except in the ordinary course of business;

            (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;

            (vii) suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

            (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

            (ix) made capital expenditures or commitments therefor that aggregate in excess of $500,000;

            (x) entered into any other material transaction, whether or not in the ordinary course of business;

            (xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

            (xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

            (xiii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its Subsidiaries.

      4. Covenants by the Company. The Company covenants with the Investors as follows:

            (a) Securities Compliance. If applicable, the Company shall notify the Amex, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Units to the Investors or subsequent holders.

            (b) Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to the Transaction Documents, and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein and in the other Transaction Documents. The Company will take all action reasonably necessary to continue the listing or trading of its Common Stock on the Amex and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Amex and shall provide the Investors with copies of any correspondence to or from the Amex which questions or threatens delisting of the Common Stock within three (3) Business Days of the Company's receipt thereof, until the Investors has disposed of all of its Units.

            (c) Other Agreements/Best Efforts. The Company shall not enter into any agreement the terms of which would restrict or impair the ability of the Company to perform its obligations under this Agreement. The Company agrees (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Transaction Documents,
(ii) to execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder; and (iii) to cooperate with the Investors in connection with the foregoing.

            (d) Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement.

            (e) At the Closing, On2 will pay White & Case LLP $10,000 as reimbursement for Abanat's legal fees.

      5. Covenants by the Investors. Each Investor covenants jointly and not severally with the Company to not enter into any agreement the terms of which would restrict or impair the ability of such Investor to perform its obligations under this Agreement. Each Investor agrees jointly and not severally (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Transaction Documents, (ii) to execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder; and (iii) to cooperate with the Company in connection with the foregoing.

      6. Indemnity by the Investors. Each Investor agrees jointly and not severally that it will indemnify and hold harmless the Company, its affiliates, its Subsidiaries and each of their respective officers, directors, employees and agents for any costs, liabilities or losses caused by any misstatement of material fact by such Investor with respect to the representations and warranties contained in Section 2 or any other written information furnished to the Company by the Investor in connection with the investment contemplated by this Agreement.

      7. Indemnity by the Company. The Company agrees that it will indemnify and hold harmless the Investors for any costs, liabilities or losses caused by any misstatement of material fact by the Company with respect to the representations and warranties contained in Section 3 or a breach of any covenant or any obligation of the Company set forth in this Agreement.

      8. Grant of Security Interests.

      8.1 Collateral. For purposes of this Section 8, the term "Collateral" shall mean all property and property interests of the Company, real or personal, tangible or intangible, whether now existing or hereafter acquired, and any and all additions, accessions, replacements and substitutions thereto or therefor, guaranties and securities thereon, and products thereof, including, without limitation:

      (a) All machinery, equipment, furniture and fixtures, now owned or hereafter acquired, together with all replacements thereof, all attachments, accessories, parts, equipment and tools belonging thereto or for use in connection therewith.

      (b) All inventory, raw materials, work in process and supplies now owned or hereafter acquired.

      (c) All accounts and accounts receivable now existent or hereafter created.

      (d) All general intangibles, now existent or hereafter created, including but not limited to all Intellectual Property, as defined below.

      (e) All automotive equipment, now owned or hereafter acquired, together with all replacements thereof, all attachments, accessories, parts, equipment and tools belonging thereto or for use in connection therewith.

      (f) All property of the same type or description as that listed herein, acquired after the date hereof; the Company's interest in all property consigned to the Company now or in the future, whether equipment, inventory, or otherwise; all replacements, additions, improvement, and accessions with respect to the foregoing collateral; all products of the foregoing collateral; all proceeds of the foregoing collateral; and all payments with respect to insurance covering the foregoing collateral, which are hereby assigned to the Investors; and all records, books, and books of account with respect to the foregoing collateral.

      (g) For purposes of this Section 8, the term "Intellectual Property" shall mean all rights with respect to trademarks, service marks, trade names, trade styles, patents, copyrights (and any applications for any of the foregoing), trade-secrets information, other proprietary rights and rights to prevent others from doing acts that constitute unfair competition with the Company or misappropriation of its property, including without limitation any sums (net of expenses) that the Company may receive arising out of any claim for infringement of its rights in any of the foregoing; all rights of the Company under contracts to enjoy performance by others or to be entitled to enjoy rights granted by others, including without limitation any licenses; and any goodwill associated with any of the foregoing.

      8.2 Security Interest to the Investors. As security for the payment and performance of all obligations of the Company to the Investors arising under the Debentures the Company hereby grants to the Investors a security interest in the Collateral.

      8.3 Financing Statements and Other Action. The Company agrees to take such actions as are reasonably necessary to protect the security interests granted herein or to otherwise carry out the provisions of this Section 8, including but not limited to the execution of financing, continuation, amendment and termination statements under the UCC, the execution and filing of the conditional assignment agreements for trademarks, service marks and tradenames and patents and similar instruments. The Company shall pay all costs of filing any and all financing, continuation, amendment or termination statements with respect to the security interests created by this Section 8. The Company hereby appoints the Investors as their attorney in fact irrevocably to do all acts and things which the Company may be required to do under this Section 8 or which the Investors may reasonably deem necessary to perfect and continue perfected the security interests created by this Section 8. This power, being coupled with an interest, is irrevocable as long as the Company is indebted to the Investors.

      8.4   The Company's Principal Place of Business & Name.

      (a) The Company represents and warrants to the Investors that the Company's executive office is located at 145 Hudson Street, 5th Floor, New York, NY 10013.

      (b) The Company represents and warrants to the Investors that the Company will not change its name, identity or corporate structure without giving the Investors at least thirty (30) days prior written notice thereof and, in connection with any such change, the Company will execute and deliver, or cause to be executed and delivered, to the Investors all such additional security agreements, financing statements and other documents as the Investors shall reasonably request. This provision shall not be deemed to constitute consent to any change of identity or corporate structure otherwise prohibited in any agreement between the Company and the Investors.

      8.5 Encumbrances. The Company represents and warrants to the Investors that the Company has good title to the Collateral and that there are no liens, security interests or other encumbrances against the Collateral. The Company covenants to notify promptly the Investors of any claim, lien, security interest or other encumbrance made against the Collateral and shall defend the Collateral against any claim, lien, security interest or other encumbrance adverse to the Investors.

      8.6 Maintenance of Collateral and Records. The Investors may examine and inspect the Collateral at any reasonable time and for that purpose may enter upon any premises where the Collateral may be located. The Company shall pay when due all taxes, assessments and other charges lawfully levied or assessed upon the Collateral, other than those which are being contested in good faith.

      8.7 Sales: Other Security Interests: Financing Statements. The Company will not:

            (a) except as disclosed in Schedule B hereto, sell, lease, transfer or otherwise dispose of the Collateral or any interest therein, except in the ordinary course of business, without the prior written consent of the Investors; or

            (b) mortgage, or create a security interest in or lien upon, the Collateral in favor of any person other than the Investors, or suffer to exist a security interest in or lien upon the Collateral in favor of any person other than the Investors, or permit anything to be done that may impair the value of the Collateral or the security intended to be afforded by this Section 8.

      8.8 Default. For purposes of this Section 8, each of the following events shall be deemed an "Event of Default":

            a. The Company fails to make any payment of principal on the Debentures as required pursuant to the Debentures and same shall continue for a period of fifteen (15) days; or

            b. Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of the Debentures shall be false or misleading in any material respect at the time made; or

            c. The Company fails to issue shares of Common Stock to the holder of a Debenture or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the holder of the conversion rights of the Holder of a Debenture in accordance with the terms of the Debentures, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder of a Debenture upon conversion of the Debentures and when required by the Debentures or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder of a Debenture upon conversion of the Debentures as and when required by the Debentures, the Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for fifteen (15) business days after written notice from the Holder of a Debenture of such failure; or

            d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Debenture and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of a Debenture of such failure; or

            e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

            f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty
                  (60) days after such appointment; or

            g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

            h. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty
                  (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

            i. The Company shall have its Common Stock suspended or delisted from an exchange for in excess of thirty (30) trading days and fail to initiate all steps to quote the Common Stock on the OTC Bulletin Board.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder of the Debenture (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the holder of the Debenture and in its discretion, the Holder may consider the Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder of the Debenture may immediately enforce any and all of his rights and remedies provided herein or any other rights or remedies afforded by law.

      8.9    Rights on Default.

      (a) If an Event of Default shall occur, the Investors may:

            (i) without notice or demand to the Company declare all obligations of the Company to the Investors to be immediately due and payable;

            (ii) exercise the rights and remedies accorded to a secured party under the UCC or other law or under any instrument or document securing the obligations of the Company to the Investors (including without limitation thereto the right to take immediate possession of the Collateral);

            (iii) perform any warranty, covenant or agreement which the Company has failed to perform under this Agreement; and

            (iv) take any other action which the Investors deem necessary or desirable to protect the Collateral or the security interests granted herein.

      (b) No course of dealing or delay in accelerating any obligation of the Company to the Investors or in taking or failing to take any other action with respect to any Event of Default shall affect the right of the Investors to take such action at a later time. No waiver as to any one Event of Default shall affect the rights of the Investors upon any other Event of Default.

      (c) The Investors may exercise any or all of its rights or remedies after an Event of Default concurrently with, or independently of, and without regard to, the provisions of any other security agreement or other instrument which secures any obligation of the Company to the Investors.

      8.10 Termination of Security Interest. The obligations of the Company set forth in this Section 8 shall terminate when all obligations of the Company to the Investors have been paid and performed in full or when the entire balance of principal and interest under the Debentures has been paid or converted.

      8.11 Waivers. The Company hereby waives demand, notice, protest, notice of acceptance of this Section 8, notice of Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to obligations of the Company to the Investors and with respect to the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable to the acceptance of partial payment thereof and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Investors may deem advisable. The Investors may exercise their rights with respect to the Collateral without resorting to and without regard to other collateral or sources for reimbursement for liability. The Investors shall not be deemed to have waived any of their rights upon or under any obligation of the Company to the Investors or the Collateral unless such waiver is in writing and signed by the Investors. No delay or omission on the part of the Investors in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Investors with respect to obligations of the Company to the Investors or the Collateral, whether evidenced hereby or by any other instrument or document, shall be cumulative and may be exercised separately or concurrently.

      9. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            (a) "Amex" means the American Stock Exchange.

            (b) "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in New York City are required or authorized to close.

            (c) "Investors' Rights Agreement" means the Investors' Rights Agreement, dated the date hereof, by and between the Company and Investors, substantially in the form attached hereto as Exhibit D.

            (d) "Material Adverse Effect" shall mean any adverse effect on the business, operation, properties, or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or any other Transaction Document.

            (e) "SEC" means the Securities and Exchange Commission.

            (f) "Transaction Documents" means this Agreement, the Debentures, the Warrants, the Escrow Agreement, and the Investors' Rights Agreements entered into under this Agreement.

      10. Miscellaneous.

            (a) Expenses. Each party will bear its own expenses in respect of the transactions contemplated by this Agreement, whether or not the Closing occurs.

            (b) Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement; (ii) to execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder; and (iii) to cooperate with each other in connection with the foregoing.

            (c) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered when received by certified mail, postage prepaid, return receipt requested, when delivered by an expedited delivery service or when sent by facsimile or e-mail after confirmation. All notices shall be directed to the parties at the respective addresses set forth below or to such other address as either party may, from time to time, designate by notice to the other party:

If to the Company:  145 Hudson Street
                    New York, New York 10013
                    Attn: CFO and General Counsel
                    Tel: (917) 237-0500
                    Fax: (917) 237-1544


If to Investors:    Abanat Limited

With copies to:     White & Case LLP
                    1155 Avenue of the Americas
                    New York, New York 10036
                    Attn:  Kevin Keogh, Esq.
                    Tel:  (212) 819-8200
                    Fax:  (212) 354-8113

If to Simpson:      Steven Simpson
                    First Choice Automobiles
                    11907 North Florida Avenue
                    Tampa, FL 33612
                    Tel: 813-294-2200

If to Bears, Sr.:   Robert Bears, Sr.

                    Universal Container
                    11805 SR 54
                    Odessa, FL 33556
                    Tel: 727-483-2285

If to Bears, Jr.:   Robert Bears, Jr.
                    Universal Container
                    11805 SR 54
                    Odessa, FL 33556
                    Tel: 727-483-2284

If to Klein:        Stephen D. Klein
                    Active Buddy
                    200 West 79th Street #9S
                    New York, NY  10024

If to Rivkin:       Jack L. Rivkin
                    115 Central Park West - 16E
                    New York, NY 10023-4153
                    Tel: 212-496-1168

            (d) Amendments and Waivers. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Investors. Any amendment, termination or waiver effected in accordance with this Section shall be binding upon each holder of any securities issued pursuant to this Agreement (including securities into which such securities have been converted or exchanged), each future holder of any or all such securities, and the Company.

            (e) Assignability. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law

            (f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            (g) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of laws provisions. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in New York, New York, and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

            (h) Binding Effect. Except as herein otherwise expressly stipulated to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective successors and permitted assigns.

            (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

            (k) Waiver of Jury Trial. Each of the Company and the other parties hereto waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this agreement, any rights or obligations hereunder or the performance of such rights and obligations. Except as prohibited by law, each of the Company and the other parties hereto hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Company and other parties hereto (x) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (y) acknowledges that the parties hereto have been induced to enter into this Agreement by, among other things, the waivers and certifications contained herein.

            (l) Publicity. Except as may be required by applicable law, neither party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval of the Company and the Investors. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                            [Signature Page Follows]

      This Unit Subscription and Security Agreement has been executed as of the date and year first written above.

                                    ON2 TECHNOLOGIES, INC.


                                    By:   /s/ Timothy C. Reusing
                                          ---------------------------------
                                    Name:  Timothy C. Reusing
                                    Title: SVP/General Counsel


                                    ABANAT LIMITED

                                    By:   /s/ Hamad AlSulaiman
                                          ---------------------------------
                                    Name:
                                    Title:

                                          /s/ Steven Simpson
                                    ---------------------------------
                                    Steven Simpson



                                          /s/ Robert Bears, Sr.
                                    ---------------------------------
                                    Robert Bears, Sr.


                                         /s/ Robert Bears, Jr.
                                    ---------------------------------
                                    Robert Bears, Jr.


                                         /s/ Stephen D. Klein
                                    ---------------------------------
                                    Stephen D. Klein


                                        /s/ Jack L. Rivkin
                                    ---------------------------------
                                    Jack L. Rivkin

                                    EXHIBIT A

Name of Investor        Units       Debenture  Amount.            Warrant
----------------        -----       ------------------            -------
Abanat Limited           25             $250,000              446,429 shares
Simpson                   5              $50,000               89,286 shares
Bears Jr.                10             $100,000              178,571 shares
Bears                    10             $100,000              178,571 shares
Klein                     5              $50,000               89,286 shares
Rivkin                   10             $100,000              178,571 shares

                                    EXHIBIT B

                                FORM OF DEBENTURE

THIS DEBENTURE AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE PROVISIONS OF REGULATION S UNDER THE ACT OR PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

THE TRANSFER OF THIS DEBENTURE AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF ARE RESTRICTED AS DESCRIBED HEREIN.

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THIS DEBENTURE AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS DEBENTURE ARE RESTRICTED BY THE INVESTOR'S RIGHTS AGREEMENT (THE "INVESTOR'S RIGHTS AGREEMENT"), DATED AUGUST 22, 2002. A COPY OF THE INVESTOR'S RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

No.   D-[   ]                                                     U.S. $[    ]

                             ON2 TECHNOLOGIES, INC.

             SERIES A CONVERTIBLE DEBENTURE DUE SEPTEMBER 4, 2006

     THIS DEBENTURE is one of a duly authorized issue of up to $1,000,000 in Debentures of ON2 TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company") designated as its Series A Convertible Debentures due 2006.

     The Company has issued this Debenture pursuant to a Unit Subscription and Security Agreement, dated as of September 3, 2002 (the "Unit Subscription and Security Agreement"), together with a related warrant (the "Warrant"), and has granted certain registration rights pursuant to the terms of an Investor's Rights Agreement, dated as of September 3, 2002 (the "Investor's Rights Agreement"). The date on which this Debenture is issued is referred to herein as the "Issue Date".

      FOR VALUE RECEIVED, the Company promises to pay to [ ], [a ____ corporation], the registered holder hereof (the "Holder"), the principal sum of [ ] (the "Face Amount") plus all Accrued Interest (as defined below in Section
1) on September 4, 2006 (the "Maturity Date"). Interest shall accrue on this Debenture as set forth herein.

      This Debenture is subject to the following additional provisions:

      1. INTEREST. This Debenture shall bear interest at a rate of [prime on closing date + 1]% per annum on the unpaid Face Amount from the date of the Debenture until the Maturity Date, payable semi-annually on May 15 and November 15 of each year (each an "Interest Payment"). Interest Payments shall be payable in shares of Common Stock of the Company, $0.01 par value per share ("Common Stock"). Such shares will be valued based on the average closing price of Common Stock on the American Stock Exchange for the 10 trading days prior to the dividend date.

      2. EXCHANGE. The Debentures are issuable in denominations of Ten Thousand Dollars (US$10,000.00) and integral multiples thereof (unless at the time of issue of the Debenture, the aggregate amount due to the Company under the Unit Subscription Agreement is not an integral multiple of $10,000.00, in which case the Debentures may be issued in other denominations). The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, and shall bear the same date as the Debenture for which it is exchanged. No service charge will be made for such registration or transfer or exchange.

      3. RESTRICTIONS ON TRANSFER. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only pursuant to registration under the Act or an available exemption from registration and in compliance with other applicable state and foreign securities laws and the Investor's Rights Agreement. The Company covenants and agrees that it will not register any transfer of this Debenture which is not made in accordance with the provisions of the Act or pursuant to an available exemption from registration. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions, satisfactory to the Company, that the issuance of the Debenture in such other name does not and will not violate the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's debenture register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      4. CONVERSION. The Holder is entitled, at its option after the date that is 180 days after the date hereof, subject to the following provisions of this
Section 4, to convert all or a portion of this Debenture into shares of Common Stock of the Company, $0.01 par value per share ("Common Stock"), at any time until the Maturity Date, at a conversion price for each share of Common Stock equal to the amount of $0.112 (the "Conversion Price"); provided that the principal amount being converted is at least US $10,000.00 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Ten Thousand Dollars (US $10,000.00), then the whole amount thereof). The number of shares of Common Stock issuable upon exercise of this Debenture (the "Conversion Shares") and the Conversion Price may be adjusted from time to time as hereinafter set forth. The number of Conversion Shares into which such Debentures are convertible shall be determined by dividing (a) the principal amount of the Debentures to be converted by (b) the Conversion Price then in effect.

      In order to convert the principal amount of this Debenture, or any portion thereof, the Holder shall send by facsimile transmission (and confirm such transmission by telephone or voicemail message), a notice of conversion to the Company, stating the principal amount to be converted and the applicable Conversion Price, and prior to Conversion, the Holder must physically surrender this Debenture to the Company.

      No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion"), substantially in the form annexed hereto as Exhibit A, duly executed, to the Company, provided that the Holder shall deliver to the Company's transfer agent or the Company the original Debentures being converted within five (5) business days thereafter (and if not so delivered within such time, the Conversion Date shall be the date on which the later of the Notice of Conversion and the original Debentures being converted is received by the Company). Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (917) 237-1544; ATTN: Corporate Secretary, or at such other facsimile number as the Company may provide to the Holder.

      5. REPAYMENT. Any Debentures not previously converted as of the Maturity Date, shall be, unless otherwise designated by the Holder, automatically converted, as of the Maturity Date at the applicable Conversion Price. The Holder may elect, by notice to the Company at any time within ten (10) days prior to the Maturity Date, that the Company repay any Debentures which have not yet been converted as of the Maturity Date by payment of the principal amount of the Debenture on the Maturity Date.

      6. ADJUSTMENTS TO CONVERSION PRICE. The number of Conversion Shares and the Conversion Price shall be subject to adjustment from time to time as provided in this Section. There shall be no adjustment hereunder with respect to
(A) the issuance or sale of shares or options to purchase shares of the Company Common Stock to employees, officers, directors and consultants of the Company and its subsidiaries (as such number of shares is appropriately adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) pursuant to plans or arrangements approved by the Company's Board of Directors; (B) the issue or sale to other entities or the owners thereof for acquisition purposes; (C) the issue and sale to banks, savings and loan associations, equipment lessors or other similar lending institutions in connection with such entities providing working capital credit facilities or equipment financing to the Company; (D) the issuance of Common Stock to Crossover Ventures, Inc. or its successors or assigns under the terms of the equity line of credit arrangement, as such may be amended from time to time, and (E) the issuance of Common Stock upon conversion of any shares of any series of the Company's Preferred Stock, the Company's Series A Convertible Debentures due 2006 or the Warrants.

      6.1 If, at any time while any portion of this Debenture remains outstanding, the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend or other distribution, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Debenture shall be increased in proportion to such increase in outstanding shares.

      6.2 If, at any time while any portion of this Debenture remains outstanding, (a) the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, then, following the date upon which such subdivision becomes effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Debenture shall be increased in proportion to such increase in outstanding shares, and, (b) if outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, then, following the date upon which such combination becomes effective, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of this Debenture shall be decreased in proportion to such decrease in outstanding shares.

      6.3 The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter, and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, within the meaning of Section 5.1.

      6.4 If, at any time while any portion of this Debenture remains outstanding, the Company issues or sells any Convertible Securities (as defined below) or any shares of Common Stock for a consideration per share less than Fair Market Value (as defined below) of the Common Stock determined on the date of such issuance or sale, then immediately upon such issue or sale or deemed issue or sale, the Conversion Price shall be reduced to the Conversion Price determined by dividing (A) the sum of (i) the product derived by multiplying the

Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, plus (ii) the consideration, if any, received by the Company upon such issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. In such instances, the number of Conversion Shares shall be increased by multiplying such number of shares by a fraction, of which the numerator will be the Conversion Price in effect immediately prior to such issue or sale, and the denominator will be the Conversion Price immediately after such issue or sale. "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding assuming exercise and/or conversion of the Company's Options (as defined below) and Convertible Securities, whether or not such Options or Convertible Securities are actually exercisable at such time. "Options" means any rights, warrants or options sold or granted by the Company to subscribe for or purchase Common Stock or Convertible Securities. "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock. "Fair Market Value" means, as of any date, the value of a share of Common Stock, determined as follows: (i) if such Common Stock is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, as reported in The Wall Street Journal; (ii) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination, as reported in The Wall Street Journal; (iii) if such Common Stock is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination, as reported in The Wall Street Journal; or (iv) if none of the foregoing is applicable, by the Board of Directors of the Company acting in good faith.

      6.5 In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any sale or transfer to another person or entity of the property of the Company as an entirety or substantially as an entirety, or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), this Debenture shall after such reorganization, reclassification, consolidation, transfer or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation, transfer or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of this Debenture would have been entitled upon such reorganization, reclassification, consolidation, transfer or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, transfers, or mergers.

      6.6 Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

            (i) the Company shall compute the adjusted Conversion Price in accordance with this Section 6 and shall prepare a certificate signed by an officer of the Company, setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for this Debenture; and

            (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to the Holder at its last address as it shall appear in the debenture register.

      6.7 Other Dilutive Events. If any event occurs as to which the provisions of this Section 6 are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the conversion rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect conversion rights as aforesaid; provided that no such adjustment will increase the Conversion Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this
Section 6.

      7. REPRESENTATIONS OF HOLDER. The Holder of the Debenture, by acceptance hereof, represents and warrants that the Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except pursuant to registration under the Act or pursuant to an available exemption from registration and under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities. The Holder further agrees that it will not engage in hedging transactions with regard to the Debenture or the shares of Common Stock issuable upon conversion thereof unless in compliance with the Act.

      8. GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the rules governing the conflicts of laws. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Debenture.

      9. EVENTS OF DEFAULT. The following shall constitute an "Event of
Default":

            a. The Company fails to make any payment of principal on this Debenture as required pursuant to the Debenture and same shall continue for a period of fifteen (15) days; or

            b. Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture shall be false or misleading in any material respect at the time made; or

            c. The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for fifteen (15) business days after written notice from the Holder of such failure; or

            d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Debenture and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

            e. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

            f. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty
                  (60) days after such appointment; or

            g. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

            h. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty
                  (60) days after
                  such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

            i. The Company shall have its Common Stock suspended or delisted from an exchange for in excess of thirty (30) trading days and fail to initiate all steps to quote the Common Stock on the OTC Bulletin Board.

            Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder of the Debenture (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in its discretion the Holder may

            (i) without notice or demand to the Company declare all obligations of the Company to the to be immediately due and payable;


            (ii) exercise the rights and remedies accorded to a secured party under the UCC or other law or under any instrument or document securing the obligations of the Company to the Investors (including without limitation thereto the right to take immediate possession of the Collateral (as defined in the Unit Subscription and Security Agreement);

            (iii) perform any warranty, covenant or agreement which the Company has failed to perform under this Agreement; and

            (iv) take any other action which the Investors deem necessary or desirable to protect the Collateral (as defined in the Unit Subscription and Security Agreement) or the security interests granted herein.

      10. SECURITY, PRIORITY, SUBORDINATION. All principal and interest due under this Debenture is secured by the Collateral (as defined in the Unit Subscription and Security Agreement). All principal and interest due on this Debenture shall first be paid in full (hereafter, "Payment in Full") in accordance with the terms hereof before any payment on account of principal of, premium, if any, interest, dividends or any other amounts shall be made upon any Junior Securities, whether on account of any purchase or redemption or other acquisition of such Junior Securities, at maturity or otherwise.

      The Company may make or permit to remain outstanding any indebtedness or security, except that the Company may not issue any securities or indebtedness which are Senior Securities unless it shall have obtained the consent of not less than two-thirds in interest of the Holders of Debentures of this series, whether written or by the vote of such Holders at a meeting, to incur such indebtedness.

      In the event of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the

Company or to its creditors, as such, or to its assets or (y) the dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company (each a "Liquidation Event"), then, and in any such event, the Holder of this Debenture shall first be entitled to receive Payment in Full of all principal due on this Debenture before any payment on account of principal, premium, if any, interest, dividends or any other amounts is made on the Junior Securities (as defined below). In the event that upon the occurrence of a Liquidation Event, the assets available for distribution to the Holder of this Debenture and the holders of Pari Passu Securities (as defined below) are insufficient to pay all principal due or to become due on this Debenture and on the Pari Passu Securities, the entire assets of the Company shall be distributed ratably among the Holder of this Debenture and the holders of Pari Passu Securities in proportion to the ratio that the amount so payable on each such security bears to the aggregate preferential amount payable on all such shares.

      Company "Junior Securities" shall mean all securities and indebtedness of the Company that are not Pari Passu Securities or Senior Securities as defined below. "Pari Passu Securities" shall mean any securities or indebtedness of the Company that by their terms rank pari passu with this Debenture in respect of interest, dividends, redemption or distribution upon liquidation, including all of the other Debentures. "Senior Securities" shall mean any securities or indebtedness of the Company that by their terms have a preference over this Debenture in respect of dividends, redemption or distribution upon liquidation. For purposes hereof, the Common Stock and all other capital stock of the Company shall be deemed to be Junior Securities.

      11. MISCELLANEOUS. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a stockholder in respect of any meeting of stockholders or any rights whatsoever as a stockholder of the Company, unless and to the extent converted in accordance with the terms hereof.

      No recourse shall be had for the payment of the principal of this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the debenture register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

      Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver to the Holder a new debenture identical in all respects to this Debenture.

      If the indebtedness represented by this Debenture or any part thereof is collected in any proceeding or if this Debenture is placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Company shall pay, as an obligation under this Debenture, in addition to the obligation to pay principal and interest, all costs of collecting this Debenture, including reasonable attorneys' fees.

      No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

      All the covenants, stipulations, promises and agreements by or on behalf of the Company contained in this Debenture shall be binding upon the Company's successors and assigns whether or not so expressed.

      If any provision of this Debenture is found by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Debenture shall remain in effect, and if any provision is in applicable to any person or circumstances, such provision shall nevertheless remain applicable to all other persons and circumstances.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:  August 22, 2002
                                    ON2 TECHNOLOGIES, INC.

                                    By:_______________________________________

                                    __________________________________________
                                    (Print Name)
                                    __________________________________________
                                    (Title)

                                    EXHIBIT A

                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)



      The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into Shares of Common Stock of ON2 TECHNOLOGIES, INC. (the "Company") according to the conditions hereof, as of the date written below.

Conversion Date*
__________________________________________________________________________

Applicable Conversion Price
____________________________________________________


Signature
__________________________________________________________________________
                        [Name]

Address:
__________________________________________________________________________

__________________________________________________________________________


* This original Debenture must be received by the Company or its transfer agent by the fifth business date following the Conversion Date.

                                    EXHIBIT C

                                 FORM OF WARRANT

THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE PROVISIONS OF REGULATION S UNDER THE ACT OR PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                             ON2 TECHNOLOGIES, INC.

         Warrant to purchase an aggregate of [ ] shares of Common Stock, par value $0.01 per share


No.[  ]

      THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [ ], [an individual][a ___ corporation] (the "Holder"), is entitled to subscribe for and purchase from On2.com Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time, during the period commencing on the date set forth above and expiring at 5:00 p.m. (New York City time) on September 4, 2006 (the "Expiration Date"), [ Thousand] ([ ]) shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") at an exercise price (the "Exercise Price") per share equal to $0.112. As used herein, the term this "Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. As used herein, the term "Holder" shall include any transferee to whom this Warrant has been transferred in accordance with the terms hereof.

      The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth in Section 6.

      1. This Warrant may be exercised until 5:00 p.m. (New York City time) on September 4, 2006, as to the whole or any lesser number of whole Warrant Shares, by transmission by telecopy of the Election to Exercise, followed within three
(3) business days by the surrender of
this Warrant (with the Election to Exercise attached hereto duly executed) to the Company at its office at 145 Hudson Street, New York, New York 10013, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price").

      2. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. Within five (5) business days after each such exercise of this Warrant and receipt by the Company of this Warrant, the Election to Exercise and the Aggregate Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

      3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge of the general counsel of the Company that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the request of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

      4. The Company, until the expiration or termination of this Warrant, shall reserve and keep available out of its authorized and unissued common stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant and all other Common Stock Warrants, such number of shares of common stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

      5. The issuance of any Warrant, Warrant Shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares or other securities, except as otherwise required by law, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. Notwithstanding anything contained herein, all applicable transfer taxes shall be borne by the Holder.

      6. The number of Warrant Shares and the Exercise Price shall be subject to adjustment from time to time as provided in this Section. There shall be no adjustment hereunder with respect to (A) the issuance or sale of shares or options to purchase shares of the Company Common Stock to employees, officers, directors and consultants of the Company and its subsidiaries (as such number of shares is appropriately adjusted for subsequent stock splits, stock combinations, stock dividends and racapitalizations) pursuant to plans or arrangements approved by the Company's Board of Directors; (B) the issue or sale of Common Stock to other entities or the owners thereof in connection with a merger or acquisition by the Company; (C) the issue and sale to banks, savings and loan associations, equipment lessors or other similar lending institutions in connection with such entities providing working capital credit facilities or equipment financing to the Company; (D) the issuance of Common Stock to Crossover Ventures, Inc. or its successors or assigns under the terms of the equity line of credit arrangement, as such may be amended from time to time, and
(E) the issuance of Common Stock upon conversion of any shares of any series of the Company's Preferred Stock, the Company's Series A Secured Convertible Debentures due 2006 or the Warrants.

      6.1 If during the period from the date hereof through the Expiration Date (the "Exercise Period"), (a) the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, then, following the dated upon which such subdivision becomes effective, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares, and (b) if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, then, following the date upon which such combination becomes effective, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

      6.2 The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter, and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, within the meaning of Section 6.1.

      6.3 The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter, and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, within the meaning of Section 6.1.

       6.4 If during the Exercise Period, the Company issues or sells any Convertible Securities (as defined below) or any shares of Common Stock for a consideration per share less than Fair Market Value (as defined below) of the Common Stock determined on the date of such issuance or sale, then immediately upon such issue or sale or deemed issue or sale, the Exercise Price shall be reduced to the Exercise Price determined by dividing (A) the sum of (i) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, plus (ii) the consideration, if any, received by the Company upon such issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. In such instances, the number of Warrant Shares shall be increased by multiplying such number of shares by a fraction, of which the numerator will be the Exercise Price in effect immediately prior to such issue or sale, and the denominator will be the Exercise Price immediately after such issue or sale. "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding assuming exercise and/or conversion of the Company's Options (as defined below) and Convertible Securities, whether or not such Options or Convertible Securities are actually exercisable at such time. "Options" means any rights, warrants or options sold or granted by the Company to subscribe for or purchase Common Stock or Convertible Securities. "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock. "Fair Market Value" means, as of any date, the value of a share of Common Stock, determined as follows: (i) if such Common Stock is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, as reported in The Wall Street Journal; (ii) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination, as reported in The Wall Street Journal; (iii) if such Common Stock is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination, as reported in The Wall Street Journal; or (iv) if none of the foregoing is applicable, by the Board of Directors of the Company acting in good faith.

      6.5 In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any sale or transfer to another person or entity of the property of the Company as an entirety or substantially as an entirety, or any consolidation or merger of the

Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), this Warrant shall after such reorganization, reclassification, consolidation, transfer or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation, transfer or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation, transfer or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, transfers, or mergers.

      6.6 Notice of Adjustment of Conversion Price. Whenever the Exercise Price is adjusted as herein provided:

            (i) the Company shall compute the adjusted Exercise Price in accordance with this Section 6 and shall prepare a certificate signed by an officer of the Company, setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for this Warrant; and

            (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to the Holder at its last address as it shall appear in the warrant register.

      6.7 Other Dilutive Events. If any event occurs as to which the provisions of this Section 6 are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the conversion rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights as aforesaid; provided that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this
Section 6.

      7. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

      8. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

      9. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the rules governing the conflicts of laws.

      10. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Warrant, or a breach of this Warrant.

      IN WITNESS WHEREOF, the undersigned has caused this Warrant to be duly executed by its officers thereunto duly authorized as of the date and year set forth below.

Dated:  August 22, 2002

ON2 TECHNOLOGIES, INC.

By:_________________________________
Name:
Title:

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, par value $0.01 per share, of On2 Technologies, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _________________


Signature:________________
Printed Name:_____________

Signature Guaranteed:__________________


NOTICE

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

ELECTION TO EXERCISE

To:    On2 Technologies, Inc.
__________________
__________________

The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof, certifies that he owns this Warrant free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:

                           ___________________________
                           ___________________________

                   (Print Name, Address and Social Security
                        or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: ____________________

Name:_____________________________
       (Print)

Address:___________________________

_________________________________
(Signature)

THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE PROVISIONS OF REGULATION S UNDER THE ACT OR PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS

INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE
ACT.

                                    EXHIBIT D

                      [Form of Investors' Rights Agreement]

                           INVESTOR'S RIGHTS AGREEMENT


      This Investor's Rights Agreement (this "AGREEMENT") is made as of __________, by and among On2 Technologies, Inc. (the "COMPANY"), a Delaware corporation, and each of the Investors (as defined in the Subscription Agreement (as defined below)). Certain capitalized terms used in this Agreement without definition shall have the meanings given them in Section 13 hereof.

                                    PREAMBLE

      The Holders are acquiring ___________ principal amount of Series A Secured Convertible Debentures due 2006 (the "DEBENTURES") that are convertible into shares of the Company's Common Stock, $0.01 par value per share (the "COMMON STOCK"), and warrants (the "WARRANTS") to purchase __________ shares of the Company's Common Stock, pursuant to the Unit Subscription and Security Agreement (the "SUBSCRIPTION AGREEMENT"), dated as of the date hereof, between the Company and the Holders.

      Pursuant to the Subscription Agreement, the Company and the Holders have agreed to enter into this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holders hereby agree as follows:

      11. Restrictions on Transferability. None of the Restricted Securities may be sold, assigned, transferred, pledged or otherwise disposed of, whether or not for value, except in compliance with the terms and conditions of this Agreement. At such time as the Restricted Securities cease to be Restricted Securities under the terms of this Agreement, the provisions of this Agreement shall no longer apply to the securities that theretofore were Restricted Securities.

      12.   Restrictive Legend.

      (a) Each certificate representing the Debentures, the Common Stock into which such Debentures are convertible, the Warrants, or the Common Stock issued upon exercise of the

Warrants shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

   THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE PROVISIONS OF REGULATION S UNDER THE ACT OR PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

   THE SALE, ASSIGNMENT, TRANSFER, PLEDGE AND OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE INVESTOR'S RIGHTS AGREEMENT (THE "INVESTOR'S RIGHTS AGREEMENT"), DATED AUGUST 22, 2002. A COPY OF THE INVESTOR'S RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either (i) a written opinion of legal counsel to the Holder who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto; provided, that no such opinion of counsel shall be required for a transfer by a Holder of Restricted Securities to an Affiliate if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original Holder of Restricted Securities hereunder.

      (b) Stop Transfer Instructions. Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Agreement. The Company agrees to, upon the request of a Holder and as expeditiously as possible, make a notation on its records and give instructions to any transfer agent of the Restricted Securities to cease to implement the restrictions on transfer established in this Agreement, when such restrictions cease in accordance with the terms of this Agreement or applicable securities law.

      13. Notice and Other Requirements of Transfer. The Holders will be permitted to sell, assign, transfer, pledge or otherwise dispose of any Restricted Securities if and only if:

                  (a) the intended sale, assignment, transfer, pledge or other disposition is permitted by the other provisions of this Agreement; or

                  (b) there is in effect a registration statement under the
            Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (c) (i) the proposed sale, assignment, transfer, pledge or other disposition is to an Affiliate, and (ii) the Affiliate transferee, as a condition to the effectiveness of such sale, assignment, transfer, pledge or other disposition, has executed a counterpart of this Agreement expressly assuming the obligations of such Holder under this Agreement; or

            a. (i) the Holder has notified the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed sale, pledge or other disposition for value, including the name and address of the intended transferee, the residence of the transferee, a brief description of the business of the transferee and identifying the Restricted Securities with respect to which such rights are being assigned, and (ii) the intended transferee, as a condition to the effectiveness of such disposition, has executed a counterpart of this Agreement expressly assuming the obligations of the Holder under this Agreement; and, if the Company requests within five Business Days of receipt of the notice provided for in (i) the Holder shall also furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such intended disposition does not require registration of such shares under the Securities Act.

      14.   Piggyback Registration.

      (a) Notice to Holders Required. If at any time or from time to time the Company shall determine to register any shares of Common Stock for its own account or the account of any person who holds securities of the Company that are "restricted securities" under Rule 144, other than (a) a registration on Form S-4 or S-8 or another form not generally available for registering the Restricted Securities for sale to the public or (b) any registration comprised in whole or in substantial part of shares underlying stock options or restricted shares issued under an incentive compensation plan that has been adopted by the Company or its predecessor, the Company will give to each Holder notice as soon as practicable prior to filing the registration statement and include in such registration all Registrable Securities specified in one or more written requests which have been made within 15 Business Days after receipt of such written notice from the Company by each Holder, except as set forth in Section 4.2

      (b) Registered Public Offering Involving an Underwriting. If the registration of shares of Common Stock is for a registered public offering involving an underwritten offering, the Company shall so advise each Holder as a part of the written notice given pursuant to Section 4.1. In such event, the right of each Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of each Holder's Registrable Securities in the underwriting to the extent provided herein. If any Holder proposes to distribute his securities through such underwriting, the Holder shall (together with the Company and the other holders of Common Stock distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. The Company will use its reasonable best efforts to include the Holder's Registrable Securities, pro rata with all other securities of holders of piggyback registration rights, in any such underwritten offering. Notwithstanding any provision of Section 4.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the underwriting or may limit the number of Registrable Securities to be included in such registration. The Company shall so advise the Holders, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among each Holder and all other holders of Common Stock that hold rights granted by the Company to cause shares of Common Stock held by them to be included in such registration or underwriting, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Holder and each other such holder that are requested to be included in the registration or underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter may round the number of shares allocated to each Holder to the nearest one hundred shares. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. In the event of any such withdrawal, the Company will include in any such registration in lieu thereof, on a pro rata basis, any additional shares of Registrable Securities which were requested to be included by a Holder and any other shares requested to be included by any other piggyback right holders, which were excluded pursuant to the above-described underwriter limitation, up to the maximum set by such underwriter.

      (c) The Company's obligation to file a registration statement under
Section 4, or to cause a registration statement to become and remain effective under such Section, shall be suspended for a period not to exceed 90 days (and for periods not exceeding, in the aggregate, 120 days in any 12-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Board of Directors of the Company, should not be disclosed.

      15.   Demand Registration

      (a) Notice of Registration. At any time after September 15, 2002, Holders representing at least 60% of the shares of Common Stock underlying the Debentures may demand that a registration statement be filed with the Commission within 6 months days after the date on which the Company has received such request, subject to the provisions of this Section 5. Subject to the terms and conditions set forth below in this Section 5.1 and Sections 5.2 through 5.3 and
Section 7, upon the Company's receipt from the requisite Holders of a written request that the Company effect a registration under the Securities Act with respect to its Registrable Securities, the Company will, as expeditiously as possible, notify the Holders in writing of such request and use its diligent best efforts to effect all such registrations (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualifications and approvals under the laws and regulations applicable to the Company of any applicable governmental agencies and authorities, including applicable blue sky or other state securities laws) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, provided, that (a) the Holders may not make their request within 90 days following the effectiveness of any registered public offering of Common Stock, unless prohibited by applicable securities laws; (b) before filing any such registration statement or any amendments or supplements thereto, the Company will (i) furnish to the Holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders and their counsel, and (ii) give the Holders of Registrable Securities to be included in such registration statement and their representatives the opportunity to conduct a reasonable investigation of the records and business of the Company and to participate in the preparation of any such registration statement or any amendments or supplements thereto; (c) the Company shall not be obligated to take any action to effect such registration pursuant to this
Section 5.1 after the Company has effected one such registration pursuant to this Section 5.1 at the request of the Holder; provided, that such registration has been declared or ordered effective by the Commission and, if the method of distribution is a registered public offering involving an underwritten offering, all such shares registered thereby shall have been sold pursuant thereto; and
(d) the Company shall not be required to file any registration statement under this Section 5.1 unless the holders of at least 33% of the issued and outstanding Registrable Securities (taken as a whole) shall have demanded in writing that the Company file a registration statement under this Section 5.1. With respect to any registration requested pursuant to this Section 5.1, the Company may include in such registration any other shares of Common Stock, subject to the restrictions set forth in Section 5.3, as to which it is obligated to include such shares pursuant to agreements requiring such registration.

      (b) Registration Statement. Subject to Section 5.1 above and the other terms and conditions contained herein, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within 30 days after receipt of the request of the Holders; provided, that if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment and upon the consent of a majority of the Board of Directors it would require the disclosure of material non-public information about the Company, the disclosure of which could be seriously detrimental to the business or financial condition of the Company or to negotiations in which it is engaged for such registration statement to be filed at the date filing would be required under Section 5.1 and it is therefore desirable to defer the filing of such registration statement, in which case the Company shall have an additional period of not more than 60 days within which to file such registration statement.

      (c) Registered Public Offering Involving an Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request under
Section 5.1 by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 5.1. In such event, the Holders shall negotiate in good faith with a nationally recognized underwriter or underwriters selected by the Holders and reasonably satisfactory to the Company with regard to the underwriting of such requested registration. The right of the Holders to registration pursuant to this Section 5.3 shall be conditioned upon participation by all Holders in such underwriting to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected pursuant to this
Section 5.3. Notwithstanding any other provision of this Section 5.3, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The

Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following priority: first, among all Holders, and any reduction among such Holders shall be pro rata among all such persons and, for purposes of making any such reduction, each Holder which is a partnership, together with the affiliates, partners, employees, retired partners and retired employees of such Holder, the estates and family members of any such partners, employees, retired partners and retired employees and of their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "person," and any pro rata reduction with respect to such "person" shall be based upon the aggregate number of Registrable Securities owned by all entities and individuals included as such "person", as defined in this sentence (and the aggregate number so allocated to such "person" shall be allocated among the entities and individuals included in such "person" in such manner as such Holder may reasonably determine); and second, to the Company, and third, among all other stockholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the underwriter may round the number of shares allocated to the Holders to the nearest one hundred shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Holders. In the event of any such withdrawal, the Company will include in any such registration in lieu thereof any additional shares of Registrable Securities which were requested to be included by a Holder and which were excluded pursuant to the above-described underwriter limitation up to the maximum set by such underwriter.

      16. Expenses of Registration. The Company will bear all reasonable expenses incurred in connection with registrations pursuant to Section 4 and
Section 5, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and independent accounts for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars' fees, but the Company will not pay underwriters' fees, discounts or commissions relating to the Registrable Securities or any fees or expenses legal counsel for any or all of the Holders.

      17. Registration Procedures. If and whenever the Company is required by the provisions of Sections 4 or 5 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

            (a) furnish to a single representative of the Holders, who shall initially be Abanat Limited or such other person or entity as the Company is instructed in writing (the "Representative") and to each managing underwriter, if any, a reasonable time in advance of their filing with the SEC any registration statement, amendment or supplement thereto, and any prospectus used in connection therewith, and the Representative shall have the opportunity to object to any information pertaining to it and its plan of distribution that is contained therein and the Company will make the corrections reasonably required by such Representative with respect to such information prior to filing any such registration statement or any amendment or supplement thereto, and if requested in writing by the Representative, and furnish a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

            (b) prepare and file with the SEC a registration statement (which, in the case of a requested registration pursuant to Section 5, shall be on a registration statement form which is sufficient to permit the sale or other disposition of any or all shares of Common Stock to be included therein in accordance with the intended method of sale or other distribution stated by the initiating Holders, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision) with respect to such securities and use its best efforts to cause such registration statement to become effective as soon as practicable and to remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

            (c) furnish to each seller and to each underwriter such number of copies of the registration statements, each amendment and supplement thereto (and, if requested in writing, all exhibits thereto and documents incorporated by reference therein) and the prospectus included therein (including each preliminary prospectus and prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Registrable Securities and such other documents as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

            (d) after the filing of the registration statement, on the day of receipt of knowledge thereof notify each seller of Registrable Securities and each managing underwriter, if any, of any stop order issued or, to the knowledge of the Company, threatened to be issued by the SEC and promptly take all reasonably necessary actions to prevent the entry of such stop order or to remove it if entered;

            (e) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of any state as the sellers of Registrable Securities, or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, and use its commercially reason-able best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and to keep such registrations, qualifications, permits and consents in effect for so long as such registration statement remains in effect and to take any other action which may be reasonably necessary to enable the seller of Registrable Securities to consummate the disposition in such jurisdictions of such securities; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (f) use its commercially reasonable best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

            (g) furnish, in a timely fashion, unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the seller or the lead underwriter;

            (h) on the day of receipt of knowledge thereof inform each seller and the managing underwriter or underwriters, if any, (1) of the date on which a registration statement or any post-effective amendment thereto has been filed and when the same has become effective and, if applicable, of the date of filing a Rule 430A prospectus, or (2) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction and as soon as practicable after receipt of knowledge thereof inform each seller and the managing underwriters, if any, of any written comments from the SEC with respect to any filing referred to in clause (1) and of any request by the SEC, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering.

            (i) on the day of receipt of knowledge thereof notify the Representative and each underwriter under such registration statement, at any time when a prospectus relating thereto is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to each seller and to each managing underwriter, if any, any such supplement or amendment; in the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 7(b) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to such sellers such supplemented or amended prospectus;

             (j) upon written request, make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply information reason-ably requested by such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (k) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such securities, including having one of its senior executives appear at no more than two "roadshow" meetings to be held in New York City;

            (l) provide a transfer agent and registrar, and a CUSIP number, for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

            (m) provide signed counterparts, addressed to each such Holder, of an opinion of the Company's counsel and a "cold comfort" letter of the Company's independent certified public accountants with respect to the matters customarily covered in such documents delivered to underwriters in underwritten public offerings.

            In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

            In connection with each registration pursuant to Sections 4 or 5 covering an underwritten public offering, the Company and each Holder agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

            For purposes of Section 7(b) hereof, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or twelve months after the effective date thereof, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities-covered thereby or nine months after the effective date thereof.

      18.   Indemnification.

      (a) Indemnity by the Company. If the Company registers any Registrable Securities held by the Holder under the Securities Act pursuant to Section 4 or
Section 5, the Company will indemnify and hold harmless the Holder, and each other person, if any, who controls the Holder, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder, the underwriter, if any, or such controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Holder and the underwriter, their respective officers, directors and partners, and each person controlling the Holder and the underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by the Holder or the underwriter specifically for use therein.

      (b) Indemnity by the Holder. Each Holder will, if Registrable Securities held by or issuable to the Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each officer who signs the registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made in writing by the Holder, or any omission (or alleged omission) by the Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred by them in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Holder specifically for use therein; provided, that the total amount for which the Holder, its officers, directors and partners, and any person controlling the Holder, shall be liable under this Section 8.2 shall not in any event exceed the proceeds (net of underwriting discounts and commissions) received by the Holder from the sale of Registrable Securities sold by the Holder in such registration.

      (c) Notice by the Indemnified Party. Each party entitled to indemnification under this Section 8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. An Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, provided that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one such separate counsel for all Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

      (d) Contribution. If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount that the Holder shall be obligated to contribute pursuant to this Section 8.4 shall be limited to an amount equal to the proceeds to the Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

      (e) Survival of Indemnity. The indemnification and contribution provided by this Section shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification under this Agreement.

      19. Lockup Agreement. In consideration for the Company's performance of its obligations under this Agreement, the Holder will, in connection with any registration of any Registrable Securities in an underwritten offering, at the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Restricted Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration as the Company and the underwriters may specify, so long as similarly situated stockholders of the Company are bound by a comparable obligation.

      20. Holders' Cooperation.

      (a) Information Regarding Holders. Each Holder shall promptly furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may request in writing and as shall be required in connection with any registration referred to herein.

      (b) Obligations of the Holders. The Holders will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of the period during which the Company is obligated to keep any registration statement filed under Section 4 or Section 5 current and effective as required by applicable law, the Holders shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares of Registrable Securities covered by such registration statement that remain unsold, and the Holders shall notify the Company of the number of such shares registered that remain unsold immediately upon receipt of such notice from the Company.

      21. Rule 144. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

      (i) make and keep public information available, as those terms are understood and defined in Rule 144; and

      (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

      22. Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

      (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

      (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and
(ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

      23. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "AFFILIATE" shall have the meaning given to it under Rule
            405 of the Securities Act.

                  (b) "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which commercial banks in New York City are required or authorized to close.

                  (c) "COMMISSION" shall mean the U. S. Securities and Exchange
            Commission, or any other federal agency at the time administering the Securities Act.

                  (d) "EXCHANGE ACT" shall mean the Securities Exchange Act of
            1934, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  (e) "HOLDER" or "HOLDERS" shall mean each of the Investors (as defined in the Subscription Agreement) or an individual Investor (as defined in the Subscription Agreement), as the case may be, and, if applicable, any other person who holds Restricted Securities and who has assumed the obligations of the Holder under this Agreement pursuant to Section 3(d).

                  (f) "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which the Holder notifies the Company of its intention to offer Registrable Securities.

                  (g) "REGISTRABLE SECURITIES" shall mean any shares of Common
            Stock into which the Debentures are convertible or were converted and any shares of Common Stock issuable or issued upon due exercise of the Warrants and New Warrants; provided, however, that Registrable Securities shall only be treated as Registrable Securities if and so long as, they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  (h) "RESTRICTED SECURITIES" shall mean the Debenture, any
            shares of Common Stock into which the Debentures are convertible, the Warrants, the New Warrants and any shares of Common Stock issuable upon due exercise of the Warrants and the New Warrants, in each case only to the extent the same have not been sold to the public. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have become eligible for resale pursuant to Rule 144(k) and any restrictive legend on certificates representing such securities shall have been removed, (iii) such securities shall have been otherwise transferred or disposed of, and (x) new certificates therefore not bearing a legend restricting further transfer shall have been delivered by the Company, and (y) subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force or compliance with Rule 144, or (iv) such securities shall have ceased to be outstanding. Notwithstanding the foregoing, Restricted Securities shall not include otherwise Restricted Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof if all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                  (i) "RULE 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

                  (j) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

      24.   Miscellaneous.

      (a) Amendments. This Agreement may be amended only by a written instrument executed by the Holders and the Company.

      (b) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

      (c) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered when received by certified mail, postage prepaid, return receipt requested, when delivered by an expedited delivery service or when sent by facsimile or e-mail after confirmation. All notices shall be directed to the parties at the respective addresses set forth below or to such other address as either party may, from time to time, designate by notice to the other party:

      (d) Assignability. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

      (e) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      (f) Governing Law; Venue. (a) This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of law. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in New York, New York, and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

            (b) Each of the Company and the other parties hereto waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this agreement, any rights or obligations hereunder or the performance of such rights and obligations. Except as prohibited by law, each of the Company and the other parties hereto hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Company and other parties hereto (x) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (y) acknowledges that the parties hereto have been induced to enter into this Agreement by, among other things, the waivers and certifications contained herein.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    THE COMPANY:

                                    THE HOLDERS: